                         TIFFANY & CO. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
               (Unaudited, in thousands, except per share amounts)


                                                                   Three months
                                                                  ended April 30,
                                                        ---------------------------------
                                                                 2001            2000
                                                          ------------    -------------
Net sales                                               $     336,401   $     345,143

Cost of sales                                                 146,261         156,434
                                                          ------------    -------------

Gross profit                                                  190,140         188,709

Selling, general and administrative expenses                  140,919         135,314
                                                          ------------    -------------

Earnings from operations                                       49,221          53,395

Other (income) expense,  net                                   (2,047)          2,685
                                                          ------------    -------------

Earnings before income taxes                                   51,268          50,710

Provision for income taxes                                     20,506          20,285
                                                          ------------    -------------

Net earnings                                           $       30,762   $      30,425
                                                          ============    =============


Net earnings per share:

  Basic                                                $         0.21   $        0.21
                                                          ============    =============

  Diluted                                              $         0.20   $        0.20
                                                          ============    =============


Weighted average number of common shares:

  Basic                                                       145,915         145,098
  Diluted                                                     151,304         151,836


Certain reclassifications were made to the prior year's condensed consolidated statement of earnings.



                                       4